Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of CytoDyn Inc. (the “Company”) on Form 10-K for the fiscal year ended May 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. § Section 1350, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jacob Lalezari	/s/ Robert Hoffman
Jacob Lalezari	Robert Hoffman
Chief Executive Officer	Chief Financial Officer
Date: July 25, 2025	Date: July 25, 2025

A signed original of this written statement required by Section 906 has been provided to CytoDyn Inc. and will be retained by CytoDyn Inc. and furnished to the Securities and Exchange Commission or its staff upon request.